Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2020 Earnings; Declares Quarterly Dividend

Indiana, PA, October 27, 2020 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2020.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Reported Results
Net income	$19,186	$23,851	$26,644	$47,764	$78,513
Diluted earnings per share	$0.20	$0.24	$0.27	$0.49	$0.80
Return on average assets	0.81%	1.06%	1.31%	0.71%	1.32%
Return on average equity	7.01%	8.95%	10.22%	5.92%	10.39%

Operating Results (non-GAAP)(1)
Core net income	$23,806	$23,851	$29,597	$52,384	$81,493
Core diluted earnings per share	$0.24	$0.24	$0.30	$0.53	$0.83
Core pre-tax pre-provision net revenue	$41,112	$36,101	$39,895	$114,336	$112,271
Provision expense	$11,212	$6,859	$2,708	$49,038	$9,638
Net charge-offs	$4,346	$4,493	$3,734	$12,368	$7,367
Reserve build/(release)(2)	$6,866	$2,366	-$1,026	$36,670	$2,271
Core return on average assets (ROAA)	1.01%	1.06%	1.46%	0.78%	1.37%
Core pre-tax pre-provision ROAA	1.74%	1.61%	1.97%	1.71%	1.88%
Return on average tangible common equity	10.29%	13.13%	14.62%	8.80%	14.90%
Core return on average tangible common equity	12.68%	13.13%	16.20%	9.61%	15.45%
Core efficiency ratio	54.45%	57.20%	55.73%	56.58%	56.87%
Net interest margin (FTE)	3.11%	3.29%	3.76%	3.34%	3.75%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Third Quarter 2020 Highlights
Financial results
•Net income of $19.2 million and diluted earnings per share of $0.20, a decrease of $0.04 per share from the previous quarter
◦Core net income of $23.8 million and diluted earnings per share of $0.24, unchanged from the previous quarter
•Provision for loan losses of $11.2 million increased $4.4 million from the previous quarter
•Core pre-tax pre-provision net revenue (PPNR)(1) was $41.1 million, an increase of $5.0 million from the previous quarter and an increase of $1.2 million from the third quarter of 2019
◦Core PPNR ROAA was 1.74%, an increase of 13 basis points from the previous quarter
•Quarterly and year-to-date positive operating leverage
◦Core revenue increased $4.6 million, or 5.1% from the previous quarter and $6.4 million, or 2.4% from the first nine months of the previous year
◦Core noninterest expense increased $39 thousand, or 0.1% from the previous quarter and $2.9 million, or 1.9%, from the first nine months of the previous year.
•Net interest income of $66.7 million was essentially flat from the previous quarter, decreasing by $0.3 million due to an 18 basis point decline in the net interest margin, most of which was offset by a $338.5 million increase in average interest-earning assets
•Noninterest income of $26.8 million increased $5.0 million from the previous quarter driven by record mortgage volume and strong SBA gain on sale revenue
•Noninterest expense of $58.2 million increased $5.4 million from the previous quarter due to $5.8 million in charges related to the Company’s previously disclosed voluntary early retirement program and the consolidation of 20% of the Company’s branch facilities
◦Core expenses were well controlled and essentially flat from the previous quarter
◦The core efficiency ratio improved to 54.5% as compared to 57.2% in the previous quarter
•Total period-end loans (excluding PPP loans) increased $32.6 million, or 2.0% annualized, from the previous quarter driven by improved real estate secured consumer and indirect auto demand
•Average deposits increased $320.1 million (or 17.1% annualized) from the previous quarter due in part to deposit growth associated with PPP loan funds, and period-end deposits decreased $78.3 million (or 4.0% annualized)

Asset quality
•As of October 23, 2020, loans with modified terms classified under Section 4013 of the CARES Act (Deferrals) totaled $12.0 million, or 0.19% of total portfolio loans (excluding PPP)
•Nonaccrual loans of $42.7 million decreased $5.9 million from the previous quarter
•Net charge-offs on loans totaled $4.3 million, a decrease of $0.1 million from the previous quarter
•Reserve build(2) totaled $36.7 million or 0.58% of total portfolio loans (excluding PPP) on a year-to-date basis, bringing reserves to total loans (adjusted for PPP) to 1.38%, and reserves to total originated loans (adjusted for PPP) to 1.44%
•The Company continues to defer its adoption of CECL in accordance with relief provided under the U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act
Strong liquidity and capital positions
•Total available liquidity of $3.9 billion
•Bank-level Tier 1 Capital ratio of 11.4%, which represents $234.8 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•The Company completed the remaining $15.6 million of its previously authorized share repurchase program on October 9, 2020, repurchasing 2.0 million shares at a weighted average price of $7.84
Operational Update
•In response to the current operating environment and evolving customer preferences, the Company has implemented a profitability initiative termed “Project Thrive” with the goal of growing its business, maintaining adequate capital, protecting against further NIM compression and reducing operating expenses. In keeping with Project Thrive, a targeted 20% reduction in retail locations will occur prior to December 31, 2020.
•Implemented the Banno Digital Platform, replacing both our online banking and mobile banking, and completed the conversion of our commercial customers to our new Treasury Management system
◦These implementations represent a major investment in driving ongoing digital delivery and enhancing service
•All community office drive-ups are open and our lobbies are available by appointment
“I am encouraged by our results for the third quarter of 2020. Our performance highlights the investments we have made in our fee businesses, geographic expansion and a more balanced approach to commercial and consumer lending,” stated T. Michael Price, President and Chief Executive Officer, “While we saw a meaningful improvement in our fee income and consumer lending, the shift in earning asset mix resulting from the additional liquidity continues to pressure our net interest margin. Additionally, our operating efficiency continues to improve as reflected in the core efficiency ratio of 54.5% for the third quarter. This marks the first time our efficiency ratio has been below 55% for a quarter since well before the last financial crisis."
Price continued, “Although we did see improvement in our asset quality metrics, our reserve build of $6.9 million reflects ongoing uncertainty in the hospitality and retail sectors. Despite the myriad of challenges facing our industry, we continue to be a source of strength for our customers and communities and will remain focused on delivering sustainable, long-term performance for our shareholders.”
Earnings
Net income for the third quarter of 2020 was $19.2 million, or $0.20 per share, compared to $23.9 million, or $0.24 per share for the second quarter of 2020, and $26.6 million, or $0.27 per share in the third quarter of 2019.
Net income for the first nine months of 2020 was $47.8 million, as compared to $78.5 million for the same period in 2019.
Net Interest Income and Net Interest Margin
Net interest income (FTE) decreased $0.3 million from the previous quarter due to lower replacement yields on new loans, driven by the impact of the lower interest rate environment.
The net interest margin for the third quarter of 2020 was 3.11%, a decrease of 18 basis points from the previous quarter and a decrease of 65 basis points from the third quarter of 2019. The decrease from the previous quarter was due primarily to a 25 basis point decrease in the yield on interest-earning assets, partially offset by a 10 basis point decrease in the cost of interest bearing liabilities.
Total average interest-earning assets increased $338.5 million from the previous quarter primarily due to a $30.8 million increase in average traditional loans along with $166.7 million in average PPP loans and a $141.0 million increase in average securities and interest bearing bank deposits due to excess liquidity on the balance sheet.
Total average deposits grew $320.1 million in the third quarter of 2020 as compared to the previous quarter. Period-end deposits decreased $78.3 million in the third quarter of 2020 as compared to the previous quarter. The decrease from the previous quarter was driven by a $73.1 million decrease in time deposits, partially offset by a $13.5 million increase in noninterest-bearing demand deposits.
Asset Quality
On March 27, 2020, the CARES Act was signed into law, which provides banking organizations with optional, temporary relief from adoption of Accounting Standards Update No. 2016-13, “Financial Instruments—Credit Losses,” Topic 326, “Measurement of Credit Losses on Financial Instruments” (“CECL”). Due to extraordinary economic conditions and the uncertainty of economic forecasts and resulting volatility of these forecasts, the Company elected to defer its adoption of CECL and has, therefore, calculated reserves for loan losses under the incurred loss method.
Provision expense in the third quarter totaled $11.2 million. Reserves for loan losses totaled $88.3 million in the third quarter of 2020, an increase of $6.9 million from the previous quarter. The increase from the previous quarter was primarily due to an increase of $4.7 million in qualitative reserves (due in part to the risk posed by the bank’s hospitality and retail portfolios) and an increase of $0.9 million in normal qualitative reserves due to internal credit metrics. These qualitative reserves are intended to reflect not only the risks of continued weak economic conditions on our loan portfolio, but also loss estimates identified in several loan portfolios deemed to be at risk from the COVID-19 pandemic.
At September 30, 2020, nonperforming loans totaled $49.7 million, a decrease of $6.3 million from the previous quarter. The decrease in nonperforming loans was primarily due to the partial resolution of a $5.5 million C&I credit placed into nonaccrual during the previous quarter.
Nonperforming loans as a percentage of total loans (excluding PPP) were 0.78%, 0.88% and 0.58% for the periods ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.
For the originated loan portfolio at September 30, 2020, the general allowance for credit losses to total originated loans (excluding PPP) was 1.31% compared to 1.23% at June 30, 2020 and 0.87% at September 30, 2019.
During the third quarter of 2020, net charge-offs were $4.3 million, compared to $4.5 million in the prior quarter and $3.7 million in the third quarter of 2019. Net charge-offs were 0.27%, 0.28% and 0.25% of average loans (excluding PPP, annualized) for the periods ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $26.8 million for the third quarter of 2020, as compared to $21.8 million for the second quarter of 2020 and $22.2 million for the third quarter of 2019 (excluding net securities gains). There were no material securities gains during the current or comparable quarters.
The $5.0 million increase from the previous quarter was primarily due to a $2.2 million increase in gain on sale of mortgage loans, a $0.9 million increase in gain on sale of SBA loans, a $0.7 million increase in deposit service charges and a $0.6 million increase in card related interchange income driven by increased transaction volume on customer accounts.
Noninterest expense totaled $58.2 million for the third quarter of 2020, as compared to $52.8 million for the second quarter of 2020 and $54.9 million for the third quarter of 2019. The $5.44 million increase from the previous quarter was primarily the result of $5.8 million in charges related to the Company’s previously disclosed voluntary early retirement program and the consolidation of 20% of the company’s branch facilities.
The core efficiency ratio was 54.45% during the third quarter of 2020 as compared to 57.20% in the previous quarter and 55.73% in the third quarter of 2019.
Full time equivalent staff was 1,399 as September 30, 2020, 1,465 at June 30, 2020, and 1,511 at September 30, 2019. The decrease from the prior quarter is the result of an ongoing company-wide hiring freeze implemented at the end of the first quarter of 2020.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.11 per share, which is payable on November 20, 2020 to shareholders of record as of November 6, 2020. This dividend represents a 4.9% projected annual yield utilizing the October 26, 2020 closing market price of $9.01.

First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2020 were 14.4%, 11.8%, 8.9%, and 10.7%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter 2020 on Wednesday, October 28, 2020 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code # 10148727. A link to the webcast replay will also be accessible on the Company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 147 community banking offices in 28 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Dayton and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the length and extent of the economic contraction as a result of the COVID-19 pandemic and the impact of such contraction on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$66,742	$67,045	$68,875	$201,908	$202,398
Provision for credit losses	11,212	6,859	2,708	49,038	9,638
Noninterest income	26,769	21,812	22,179	67,854	62,957
Noninterest expense	58,247	52,756	54,897	161,274	156,856
Net income	19,186	23,851	26,644	47,764	78,513
Core net income (5)	23,806	23,851	29,597	52,384	81,493
Earnings per common share (diluted)	$0.20	$0.24	$0.27	$0.49	$0.80
Core earnings per common share (diluted) (6)	$0.24	$0.24	$0.30	$0.53	$0.83
KEY FINANCIAL RATIOS
Return on average assets	0.81%	1.06%	1.31%	0.71%	1.32%
Core return on average assets (7)	1.01%	1.06%	1.46%	0.78%	1.37%
Return on average assets, pre-provision, pre-tax	1.49%	1.61%	1.78%	1.62%	1.82%
Core return on average assets, pre-provision, pre-tax	1.74%	1.61%	1.97%	1.71%	1.88%
Return on average shareholders' equity	7.01%	8.95%	10.22%	5.92%	10.39%
Return on average tangible common equity (8)	10.29%	13.13%	14.62%	8.80%	14.90%
Core return on average tangible common equity (9)	12.68%	13.13%	16.20%	9.61%	15.45%
Core efficiency ratio (2)(10)	54.45%	57.20%	55.73%	56.58%	56.87%
Net interest margin (FTE) (1)	3.11%	3.29%	3.76%	3.34%	3.75%

Book value per common share	$11.07	$10.96	$10.57
Tangible book value per common share (11)	7.79	7.72	7.31
Market value per common share	7.74	8.28	13.47
Cash dividends declared per common share	0.11	0.11	0.10	0.33	0.30
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.71%	0.81%	0.58%
Nonperforming loans as a percent of end-of-period loans, excluding PPP loans (3)	0.78%	0.88%	0.58%
Nonperforming assets as a percent of total assets (3)	0.55%	0.62%	0.46%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.59%	0.66%	0.46%
Net charge-offs as a percent of average loans (annualized) (4)	0.25%	0.27%	0.25%
Net charge-offs as a percent of average loans, excluding PPP loans (annualized) (4)	0.27%	0.28%	0.25%
Allowance for credit losses as a percent of nonperforming loans (4)	177.58%	145.37%	141.64%
Allowance for credit losses as a percent of end-of-period loans (4)	1.27%	1.18%	0.82%
Allowance for credit losses as a percent of end-of-period loans, excluding PPP loans (4)	1.38%	1.28%	0.82%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases	1.31%	1.22%	0.91%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases, excluding PPP loans	1.44%	1.34%	0.91%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.5%	11.5%	12.7%
Tangible common equity as a percent of tangible assets (12)	8.4%	8.4%	9.2%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	9.0%	8.9%	9.2%
Leverage Ratio	8.9%	9.3%	10.1%
Risk Based Capital - Tier I	11.8%	11.8%	11.8%
Risk Based Capital - Total	14.4%	14.4%	14.1%
Common Equity - Tier I	10.7%	10.7%	10.7%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
INCOME STATEMENT
Interest income	$73,593	$74,981	$82,575	$227,903	$244,226
Interest expense	7,224	8,295	14,130	27,124	43,169
Net Interest Income	66,369	66,686	68,445	200,779	201,057
Taxable equivalent adjustment (1)	373	359	430	1,129	1,341
Net Interest Income (FTE)	66,742	67,045	68,875	201,908	202,398
Provision for credit losses	11,212	6,859	2,708	49,038	9,638
Net Interest Income after Provision for Credit Losses (FTE)	55,530	60,186	66,167	152,870	192,760
Net securities gains	20	8	9	47	15
Trust income	2,554	2,109	2,325	6,774	6,221
Service charges on deposit accounts	4,035	3,286	4,954	12,066	13,792
Insurance and retail brokerage commissions	2,156	1,831	1,912	5,982	5,887
Income from bank owned life insurance	1,547	1,800	1,540	4,963	4,408
Gain on sale of mortgage loans	6,437	4,243	2,599	13,226	6,101
Gain on sale of other loans and assets	1,871	581	970	3,151	3,831
Card-related interchange income	6,441	5,886	5,629	17,589	15,800
Derivative mark-to-market	(160)	(221)	(45)	(2,122)	(88)
Swap fee income	41	609	421	864	1,634
Other income	1,827	1,680	1,865	5,314	5,356
Total Noninterest Income	26,769	21,812	22,179	67,854	62,957
Salaries and employee benefits	28,823	28,773	28,674	87,573	83,205
Net occupancy	4,609	4,397	4,521	13,979	13,878
Furniture and equipment	4,033	3,657	3,904	11,468	11,396
Data processing	2,741	2,596	2,825	7,804	7,988
Pennsylvania shares tax	1,254	1,254	1,189	3,246	3,365
Advertising and promotion	1,115	1,535	1,140	3,800	3,611
Intangible amortization	939	919	865	2,792	2,364
Collection and repossession	260	341	649	1,165	1,656
Other professional fees and services	937	920	969	2,755	2,755
FDIC insurance	876	733	35	1,637	1,164
Litigation and operational losses	329	319	308	1,038	1,264
Loss on sale or write-down of assets	63	140	152	416	1,398
Merger and acquisition	—	—	3,738	—	3,772
COVID-19	125	419	—	567	—
Voluntary early retirement	3,304	—	—	3,304	—
Branch consolidation	2,544	—	—	2,544	—
Other operating expenses	6,295	6,753	5,928	17,186	19,040
Total Noninterest Expense	58,247	52,756	54,897	161,274	156,856
Income before Income Taxes	24,052	29,242	33,449	59,450	98,861
Taxable equivalent adjustment (1)	373	359	430	1,129	1,341
Income tax provision	4,493	5,032	6,375	10,557	19,007
Net Income	$19,186	$23,851	$26,644	$47,764	$78,513

Shares Outstanding at End of Period	96,924,781	98,132,697	98,319,081	96,924,781	98,319,081
Average Shares Outstanding Assuming Dilution	98,160,143	98,146,854	98,547,898	98,224,506	98,615,787

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2020	2020	2019
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$97,060	$108,970	$112,241
Interest-bearing bank deposits	283,037	348,763	16,408
Securities available for sale, at fair value	921,202	914,412	823,944
Securities held to maturity, at amortized cost	268,638	297,986	357,890
Loans held for sale	37,998	30,409	20,288

Loans	6,949,716	6,922,075	6,099,561
Allowance for credit losses	(88,307)	(81,441)	(50,035)
Net loans	6,861,409	6,840,634	6,049,526

Goodwill and other intangibles	317,423	318,072	320,505
Other assets	502,599	505,409	451,225
Total Assets	$9,289,366	$9,364,655	$8,152,027

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,301,821	$2,288,299	$1,657,507

Interest-bearing demand deposits	315,806	327,691	263,312
Savings deposits	4,425,119	4,431,919	3,867,034
Time deposits	661,161	734,292	890,143
Total interest-bearing deposits	5,402,086	5,493,902	5,020,489

Total deposits	7,703,907	7,782,201	6,677,996

Short-term borrowings	122,356	108,484	83,735
Long-term borrowings	233,490	233,723	234,404
Total borrowings	355,846	342,207	318,139

Other liabilities	156,782	164,542	116,862
Shareholders' equity	1,072,831	1,075,705	1,039,030
Total Liabilities and Shareholders' Equity	$9,289,366	$9,364,655	$8,152,027

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2020	Rate	2020	Rate	2019	Rate	2020	Rate	2019	Rate
NET INTEREST MARGIN

Assets
Loans, excluding PPP loans (FTE)(1)(3)	$6,402,968	3.97%	$6,372,145	4.14%	$6,042,822	4.93%	$6,343,862	4.25%	$5,935,427	4.95%
PPP Loans	572,434	2.67%	405,738	2.73%	—	—%	326,957	2.69%	—	—%
Securities and interest-bearing bank deposits (FTE) (1)	1,553,252	1.59%	1,412,275	1.99%	1,226,270	2.58%	1,407,609	1.98%	1,273,594	2.73%
Total Interest-Earning Assets (FTE) (1)	8,528,654	3.45%	8,190,158	3.70%	7,269,092	4.53%	8,078,428	3.79%	7,209,021	4.55%
Noninterest-earning assets	861,311		853,396		780,960		846,887		763,417
Total Assets	$9,389,965		$9,043,554		$8,050,052		$8,925,315		$7,972,438

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,818,576	0.20%	$4,568,202	0.24%	$3,933,091	0.61%	$4,535,072	0.30%	$3,796,768	0.58%
Time deposits	696,227	1.28%	776,892	1.51%	863,714	1.75%	766,106	1.49%	866,746	1.68%
Short-term borrowings	124,670	0.11%	112,063	0.17%	323,041	1.99%	146,270	0.61%	489,562	2.21%
Long-term borrowings	233,588	4.37%	233,819	4.41%	234,497	4.51%	233,818	4.40%	210,353	4.96%
Total Interest-Bearing Liabilities	5,873,061	0.49%	5,690,976	0.59%	5,354,343	1.05%	5,681,266	0.64%	5,363,429	1.08%
Noninterest-bearing deposits	2,281,200		2,130,775		1,560,478		2,030,364		1,507,826
Other liabilities	147,603		150,254		101,328		136,655		90,956
Shareholders' equity	1,088,101		1,071,549		1,033,903		1,077,030		1,010,227
Total Noninterest-Bearing Funding Sources	3,516,904		3,352,578		2,695,709		3,244,049		2,609,009
Total Liabilities and Shareholders' Equity	$9,389,965		$9,043,554		$8,050,052		$8,925,315		$7,972,438

Net Interest Margin (FTE) (annualized)(1)		3.11%		3.29%		3.76%		3.34%		3.75%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2020	2020	2019
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,163,268	$1,202,212	$1,210,936
Paycheck Protection Program	573,468	570,887	—
Commercial real estate	2,215,311	2,224,710	2,124,240
Real estate construction	366,936	339,603	334,533
Total Commercial	4,318,983	4,337,412	3,669,709

Consumer Loan Portfolio:
Closed-end mortgages	1,154,366	1,140,101	1,081,170
Home equity lines of credit	589,654	583,187	585,050
Real estate construction	86,053	76,726	85,748
Total Real Estate - Consumer	1,830,073	1,800,014	1,751,968

Auto loans	692,475	671,202	553,617
Direct installment	40,081	43,629	46,704
Personal lines of credit	62,155	63,600	70,441
Student loans	5,949	6,218	7,122
Total Other Consumer	800,660	784,649	677,884
Total Consumer Portfolio	2,630,733	2,584,663	2,429,852
Total Portfolio Loans	6,949,716	6,922,075	6,099,561
Loans held for sale	37,998	30,409	20,288
Total Loans	$6,987,714	$6,952,484	$6,119,849

	September 30,	June 30,	September 30,
	2020	2020	2019
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$38,139	$44,968	$16,227
Troubled debt restructured loans on nonaccrual basis	4,511	3,600	11,074
Troubled debt restructured loans on accrual basis	7,078	7,455	8,024
Total Nonperforming Loans	$49,728	$56,023	$35,325
Other real estate owned ("OREO")	1,079	1,634	1,622
Repossessions ("Repos")	685	537	486
Total Nonperforming Assets	$51,492	$58,194	$37,433
Loans past due in excess of 90 days and still accruing	1,249	1,421	2,054
Classified loans	80,190	76,917	50,719
Criticized loans	188,957	125,432	128,691

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.74%	0.84%	0.61%
Allowance for credit losses	$88,307	$81,441	$50,035

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$3,338	$1,234	$729	$4,977	$1,952
Real estate construction	—	(26)	(74)	(26)	(158)
Commercial real estate	(110)	2,151	1,301	2,263	1,521
Residential real estate	117	2	366	621	427
Loans to individuals	1,001	1,132	1,412	4,533	3,625
Net Charge-offs	$4,346	$4,493	$3,734	$12,368	$7,367

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.25%	0.27%	0.25%	0.25%	0.17%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.27%	0.28%	0.25%	0.26%	0.17%
Provision for credit losses as a percentage of net charge-offs	257.98%	152.66%	72.52%	396.49%	130.83%
Provision for credit losses	$11,212	$6,859	$2,708	$49,038	$9,638

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

Net Income	$19,186	$23,851	$26,644	$47,764	$78,513
Intangible amortization	939	919	865	2,792	2,364
Tax benefit of amortization of intangibles	(197)	(193)	(182)	(586)	(496)
Net Income, adjusted for tax affected amortization of intangibles	19,928	24,577	27,327	49,970	80,381

Average Tangible Equity:
Total shareholders' equity	$1,088,101	$1,071,549	$1,033,903	$1,077,030	$1,010,227
Less: intangible assets	317,702	318,486	292,529	318,483	288,749
Tangible Equity	770,399	753,063	741,374	758,547	721,478
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$770,399	$753,063	$741,374	$758,547	$721,478

(8)Return on Average Tangible Common Equity	10.29%	13.13%	14.62%	8.80%	14.90%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

Core Net Income:
Total Net Income	$19,186	$23,851	$26,644	$47,764	$78,513
Merger & acquisition related expenses	—	—	3,738	—	3,772
Tax benefit of merger & acquisition related expenses	—	—	(785)	—	(792)
Early retirement related	3,304	—	—	3,304	—
Tax benefit of early retirement related expenses	(694)	—	—	(694)	—
Branch consolidation related	2,544	—	—	2,544	—
Tax benefit of bank consolidation related expenses	(534)	—	—	(534)	—
(5) Core net income	$23,806	$23,851	$29,597	$52,384	$81,493
Average Shares Outstanding Assuming Dilution	98,160,143	98,146,854	98,547,898	98,224,506	98,615,787
(6) Core Earnings per common share (diluted)	$0.24	$0.24	$0.30	$0.53	$0.83

Intangible amortization	939	919	865	2,792	2,364
Tax benefit of amortization of intangibles	(197)	(193)	(182)	(586)	(496)
Core Net Income, adjusted for tax affected amortization of intangibles	$24,548	$24,577	$30,280	$54,590	$83,361

(9) Core Return on Average Tangible Common Equity	12.68%	13.13%	16.20%	9.61%	15.45%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Core Return on Average Assets:
Total Net Income	$19,186	$23,851	$26,644	$47,764	$78,513
Total Average Assets	9,389,965	9,043,554	8,050,052	8,925,315	7,972,438
Return on Average Assets	0.81%	1.06%	1.31%	0.71%	1.32%

Core Net Income (5)	$23,806	$23,851	$29,597	$52,384	$81,493
Total Average Assets	9,389,965	9,043,554	8,050,052	8,925,315	7,972,438
(7) Core Return on Average Assets	1.01%	1.06%	1.46%	0.78%	1.37%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Core Efficiency Ratio:
Total Noninterest Expense	$58,247	$52,756	$54,897	$161,274	$156,856
Adjustments to Noninterest Expense:
Unfunded commitment reserve	471	887	(466)	(1,181)	(235)
Intangible amortization	939	919	865	2,792	2,364
Merger and acquisition related	—	—	3,738	—	3,772
Early retirement related	3,304	—	—	3,304	—
Branch consolidation related	2,544	—	—	2,544	—
Noninterest Expense - Core	$50,989	$50,950	$50,760	$153,815	$150,955

Net interest income, fully tax equivalent	$66,742	$67,045	$68,875	$201,908	$202,398
Total noninterest income	26,769	21,812	22,179	67,854	62,957
Net securities gains	(20)	(8)	(9)	(47)	(15)
Total Revenue	$93,491	$88,849	$91,045	$269,715	$265,340

Adjustments to Revenue:
Derivative mark-to-market	(160)	(221)	(45)	(2,122)	(88)
Total Revenue - Core	$93,651	$89,070	$91,090	$271,837	$265,428

(10)Core Efficiency Ratio	54.45%	57.20%	55.73%	56.58%	56.87%

	September 30,	June 30,	September 30,
	2020	2020	2019
Tangible Equity:
Total shareholders' equity	$1,072,831	$1,075,705	$1,039,030
Less: intangible assets	317,423	318,072	320,505
Tangible Equity	755,408	757,633	718,525
Less: preferred stock	—	—	—
Tangible Common Equity	$755,408	$757,633	$718,525

Tangible Assets:
Total assets	$9,289,366	$9,364,655	$8,152,027
Less: intangible assets	317,423	318,072	320,505
Tangible Assets	$8,971,943	$9,046,583	$7,831,522
Less: PPP loans	573,468	570,887	—
Tangible Assets	$8,398,475	$8,475,696	$7,831,522

(12)Tangible Common Equity as a percentage of Tangible Assets	8.42%	8.37%	9.17%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	8.99%	8.94%	9.17%

Shares Outstanding at End of Period	96,924,781	98,132,697	98,319,081
(11)Tangible Book Value Per Common Share	$7.79	$7.72	$7.31

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Pre-tax pre-provision income:
Net interest income (FTE)	$66,742	$67,045	$68,875	$201,908	$202,398
Noninterest income	26,769	21,812	22,179	67,854	62,957
Noninterest expense	58,247	52,756	54,897	161,274	156,856
Pre-tax pre-provision income	$35,264	$36,101	$36,157	$108,488	$108,499

Merger and acquisition related expenses	$0	$0	$3,738	$0	$3,772
Voluntary early retirement	3,304	0	0	3,304	0
Branch consolidation	2,544	0	0	2,544	0
Core pre-tax pre-provision income	$41,112	$36,101	$39,895	$114,336	$112,271

Net charge-offs	$4,346	$4,493	$3,734	$12,368	$7,367